Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

NOTICE OF

BENEFICIAL INTEREST TRANSFER (MSN 30241)

From:	Wells Fargo Trust Company, National Association, not in its individual capacity but solely as owner trustee (“Lessor”)

Sapphire Finance I Holding Designated Activity Company, as prior owner participant (“Prior Owner Participant”)

Contrail Aviation Leasing, LLC, as new owner participant (“New Owner Participant”)

To:	Sun Country, Inc. d/b/a Sun Country Airlines (formerly known as MN Airlines, LLC)(“Lessee”)

July 26, 2019

Ladies and Gentlemen:

We refer to the Aircraft Lease Agreement dated as of January 14, 2009 between (as assigned, assumed, amended and supplemented from time to time, the “Lease”) Lessor and Lessee pertaining to one (1) Boeing model 737-700 aircraft bearing manufacturer’s serial number 30241 and United States registration mark N710SY and two (2) CFM International model CFM56-7B22 engines bearing manufacturer’s serial numbers 889727 and 889728 (the “Aircraft”).

Initially capitalized terms used in this Notice of Beneficial Interest Transfer (MSN 30241) (this “Notice”) shall have the meanings ascribed thereto in the Lease, unless specifically defined herein.

Reference is also made to the that certain Third Trust Assignment and Assumption Agreement (MSN 30241) dated on or about the date hereof (the “Assignment Agreement”) between Prior Owner Participant and New Owner Participant pursuant to which, as of and with effect from the Effective Date (defined below):

1)

Prior Owner Participant is assigning to New Owner Participant, among other things, all of Prior Owner Participant’s right, title and interest in, under and with respect to the Trust Agreement (Aircraft MSN 30241) dated as of August 22, 2016 (as assigned, assumed, amended, supplemented and/or modified from time to time, the “Trust Agreement”) between Prior Owner Participant and Lessor and certain other Assigned Agreements (as defined in the Assignment Agreement) (collectively, for purposes of this Notice, the “Owner Participant Documents”); and

2)	New Owner Participant is assuming the duties and obligations of Prior Owner Participant under the Owner Participant Documents arising at or subsequent to the Effective Date.

Pursuant to Article 19.6 of the Lease, Lessor hereby gives you notice that, as of and with effect from the Effective Date, Prior Owner Participant will assign to New Owner Participant all of its right, title and interest in and to the beneficial interest under the Trust Agreement (the effective date of such assignment being referred to as the “Effective Date”).

Lessor shall notify you in writing of the Effective Date pursuant to a notice substantially in the form of Appendix A (the “Notice of Effective Date”).

New Owner Participant hereby represents and warrants that on and after the Effective Date:

a)

so long as an Event of Default shall not have occurred and be continuing or in order to comply with applicable Law, Lessee shall quietly use, possess and enjoy the Aircraft without interference by it or by any Person lawfully claiming by or through it but the exercise by Lessor of any rights of Lessor under or in respect of the Lease or any of the other Operative Documents will not constitute such interference;

b)

Lessee’s rights under the Lease will not be materially adversely affected as a result of the assignment contemplated by the Assignment Agreement, and Lessee’s liabilities and obligations under the Lease will not be materially increased as a result of such assignment as compared to Lessee’s liabilities and obligations that Lessee would have had if such assignment had not occurred, in each case, determined by reference to applicable Law at the time of such assignment, provided that an increase in the number of “Indemnitees” and/or “Additional Insured” shall not be deemed to be an additional or increased obligation;

c)	Its obligations under the Lease have been guaranteed by Contrail Aviation Support, LLC, a Person that has a net worth of not less than US$[__________];

d)	it is, or is managed by, a reputable entity having experience with leasing commercial passenger aircraft;

e)	it is not a Person who is a competitor of Lessee or any Affiliate of Lessee whose primary business is that of a commercial airline; and

f)	it will be bound by all the terms of, and will undertake all the obligations of the “Owner Participant” contained in the Owner Participant Documents arising on and after the Effective Date.

Lessor hereby gives you, the Lessee, notice that the notice of assignment dated May 8, 2018 from the Lessor (the “Prior Notice of Security Assignment”) is hereby terminated and revoked, and the security granted pursuant to the Security Assignment (as defined therein) has been released. You are hereby fully released from your obligations contained in the Prior Notice of Security Assignment.

Lessee, by its acknowledgment hereof, agrees that:

a)	it shall cooperate with Lessor and New Owner Participant and do such things, execute such documents, and make such filings and registrations in the State of Registration,

at the cost of Prior Owner Participant, as may be reasonably requested of it by Lessor and/or New Owner Participant in order to protect the interests of Lessor and/or New Owner Participant in connection with the assignment contemplated by the Assignment Agreement;

b)

it shall continue to name Prior Owner Participant as an Additional Insured under its aircraft liability insurance for the Aircraft as required under the Lease for a period of two (2) years from the Effective Date;

c)

for all purposes of the Lease (and subject to compliance with the terms and conditions thereof), New Owner Participant shall be deemed the “Owner Participant” and each of the New Owner Participant, Contrail Aviation Support, LLC and Old National Bank shall be deemed an “Indemnitee” and an “Additional Insured” for all purposes of the Operative Documents and that it shall, on the Effective Date, provide New Owner Participant with an insurance certificate in the form required pursuant to Article 12 (Insurance) of the Lease and reflecting the addition of New Owner Participant and Contrail Aviation Support, LLC as Additional Insureds;

d)	all notices with respect to Owner Participant pursuant to Article 19.3 (Notices) of the Lease and each of the other Operative Documents should be sent to the following address:

Address	435 Investment Court
Verona, Wisconsin 53593

Attention	Joe Kuhn

Fax:	(808) 848-8101

Email:	joe@contrail.com

e)	all payments sent to Lessor pursuant to the Lease should be made to the following account:

Correspondent Bank:	Old National Bank

Address:	25 W. Main Street, Madison, WI 53703

ABA#:	[________]

SWIFT:	[________]

Account Name:	Contrail Aviation Leasing, LLC

Account Number:	[_________]

Reference:	MSN 30241

f)	Prior Owner Participant is released from its obligations under the Owner Participant Documents to the extent such obligations are assumed by New Owner Participant under the Assignment Agreement; and

g)	except as amended or modified by this Notice, the Operative Documents and each of the terms and provisions thereof shall continue in full force and effect.

The Lessor and the Lessee (by its acknowledgement hereof) agree that the Lease shall be amended as follows:

a)	the definition of “Owner Participant” shall be deleted and replaced with:

“ “Owner Participant” means Contrail Aviation Leasing, LLC (and its permitted assigns and successors).”

b)	the definition of “Trust Agreement” shall be deleted and replaced with:

“ “Trust Agreement” means the Third Amended and Restated Trust Agreement (Aircraft MSN 30241) dated as of July 26, 2019, between the Owner Participant and the Owner Trustee (as amended and restated from time to time).”

Prior Owner Participant represents and warrants to New Owner Participant that the entire agreement between Existing Lessor and Lessee in relation to the leasing of the Aircraft is constituted in the lease documents set forth in Schedule 1 and there are no amendments, modifications, supplements, waivers or other arrangements which affect the terms of such lease documents.

Prior Owner Participant or its Affiliate agrees to reimburse Lessee for all reasonable out- of-pocket costs and expenses (including reasonable legal fees) incurred by Lessee in connection with the review, negotiation, preparation and execution of this Notice and the documents related hereto.

This Notice may be executed simultaneously in two or more counterparts and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Upon the issuance of the Notice of Effective Date, this Notice and the instructions and undertakings contained in this Notice shall become irrevocable.

Please acknowledge receipt of this Notice to Lessor, it being provided hereby that your signature shall confirm your acknowledgement of an agreement for the benefit of Lessor, Prior Owner Participant and New Owner Participant of the terms hereof.

THIS NOTICE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, U.S.A., APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[SIGNATURE PAGES FOLLOW]

Very truly yours,

WELLS FARGO TRUST COMPANY, N.A.

(f/k/a WELLS FARGO BANK NORTHWEST,

NATIONAL ASSOCIATION, not in its individual

Capacity but solely as owner trustee, as Lessor

By:     /s/ Hillary Pavia

Name: Hillary Pavia

Title:     Vice President

- Signature Page -

Notice of Beneficial Interest
MSN 30241

SAPPHIRE FINANCE I HOLDING DESIGNATED ACTIVITY COMPANY, as Prior Owner Participant By: /s/ William Brennan Name: William Brennan Title: Director

- Signature Page -

Notice of Beneficial Interest

MSN 30241

CONTRAIL AVIATION LEASING, LLC, as New Owner Participant By: /s/ Joseph G. Kuhn Name: Joseph G. Kuhn Title: CEO

- Signature Page -

Notice of Beneficial Interest

MSN 30241

ACKNOWLEDGED AND AGREED:

Sun Country, Inc. d/b/a Sun Country Airlines (formerly known as MN Airlines,

LLC), as Lessee

By:       /s/ Jude Bricker

Name:  Jude Bricker

Title:    President & CEO

- Signature Page -

Notice of Beneficial Interest

MSN 3024 1

Notice of Beneficial Interest Transfer: Notice of Effective Date

From:	Wells Fargo Trust Company, National Association, not in its individual capacity but solely as owner trustee (“Lessor”)

To:	Sun Country, Inc. d/b/a Sun Country Airlines (formerly known as MN Airlines, LLC) (“Lessee”)

July 26, 2019

Ladies & Gentlemen:

We refer to the Notice of Beneficial Interest Transfer (MSN 30241) dated July 26, 2019 (the “Notice”) relating to the Aircraft Lease Agreement dated as of January 14, 2009 (as assigned, assumed, amended and supplemented from time to time) between Lessor and Lessee pertaining to one (1) Boeing model 737-700 aircraft bearing manufacturer’s serial number 30241 and registration mark N710SY and two (2) CFM International model CFM56-7B22 engines bearing manufacturer’s serial numbers 889727 and 889728.

This is the Notice of Effective Date described in the Notice.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Notice.

We notify you that the Effective Date Occurred on July 26, 2019 at 15:30 PM EST while the Aircraft was located in Minneapolis-Saint Paul International Airport, Minnesota.

Very truly yours, WELLS FARGO TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but Solely as owner trustee, as Lessor By: /s/ Hillary Pavia Name: Hillary Pavia Title: Vice President

SCHEDULE 1

1.	Aircraft Lease Agreement dated as of January 14, 2009 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

2.	Technical Acceptance Receipt dated January 30, 2009 by MN Airlines, LLC

3.	Lease Supplement dated January 30, 2009 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC, as lessee

4.

Side Letter to the Leases dated July 29, 2009 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee, but solely insofar as the same pertains to Aircraft No. 2

5.	Amendment Number One to Aircraft Lease Agreement dated as of November 30, 2011 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

6.	Global Side Letter to the Leases dated February 3, 2012 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

7.	Amendment Number Two to Aircraft Lease Agreement dated as of October 15, 2013 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

8.	Amendment Number Three to Aircraft Lease Agreement dated as of June 9, 2015 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

9.

Assignment, Assumption and Amendment Agreement dated as of August 22, 2016 among C.I.T. Leasing Corporation, as assignor, Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee, as assignee and MN Airlines, LLC dba Sun Country Airlines, as lessee

10.

Amendment Number Four to Aircraft Lease Agreement dated as of February 23, 2018 between Wells Fargo Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor, and Sun Country Airlines, as lessee.

11.

Amendment Number Five to Aircraft Lease Agreement dated as of June 20, 2019 between Wells Fargo Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor, and Sun Country, Inc. d/b/a Sun Country Airlines (formerly known as MN Airlines, LLC), as lessee.